Exhibit 8.1

TROUTMAN SANDERS LLP Attorneys at Law Bank of America Plaza 600 Peachtree Street NE, Suite 5200 Atlanta, Georgia 30308-2216 404.885.3000 telephone 404.885.3900 facsimile troutmansanders.com
May 9, 2017
Southern Company Gas
Ten Peachtree Place, N.E.
Atlanta, Georgia 30309
Southern Company Gas Capital Corporation
2215-B Renaissance Drive
Las Vegas, Nevada 89119

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Southern Company Gas, a Georgia corporation (“Guarantor”), and as special counsel to Southern Company Gas Capital Corporation, a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-3 (Registration Statement Nos. 333-212328 and 333-212328-01) including the Prospectus dated June 30, 2016 (the “Prospectus”) included in the Registration Statement, and a Prospectus Supplement dated May 4, 2017 (the “Prospectus Supplement”), each as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Prospectus and the Prospectus Supplement describe the Company’s offer to sell $450,000,000 aggregate principal amount of the Company’s Series 2017A 4.400% Senior Notes due May 30, 2047 (the “Notes”). This opinion relates to the discussion set forth under the caption “CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS” of the Prospectus Supplement. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Prospectus and the Prospectus Supplement.

In connection with the preparation of our opinion, we have examined such documents and other materials as we have deemed appropriate, including, but not limited to, the Prospectus and the Prospectus Supplement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, officer’s certificates and other documents and have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion expressed below. Our opinion assumes (i) the accuracy of the facts contained in the Prospectus and the Prospectus Supplement and other materials examined by us and (ii) the consummation of the offer to sell the Notes in the manner

ATLANTA BEIJING CHARLOTTE CHICAGO HONG KONG NEW YORK ORANGE COUNTY PORTLAND RALEIGH
RICHMOND SAN DIEGO SAN FRANCISCO SHANGHAI TYSONS CORNER VIRGINIA BEACH WASHINGTON, DC

May 9, 2017

contemplated by, and in accordance with the terms set forth in, the Prospectus and the Prospectus Supplement.

Based upon and subject to the foregoing, the discussion contained in the Prospectus Supplement under the caption “CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS,” subject to the limitations described therein, constitutes the opinion of Troutman Sanders LLP. There can be no assurance that changes in the law will not take place that could affect such United States federal income tax consequences, or that contrary positions may not be taken by the Internal Revenue Service. In the event any of the facts, statements, descriptions, covenants, representations, warranties or assumptions upon which we have relied is incorrect, our opinion might be adversely affected and may not be relied upon.

Our opinion expresses our view only as to United States federal income tax laws in effect as of the date hereof. The authorities upon which our opinion relies are subject to change with potential retroactive effect. Nevertheless, by rendering this opinion we undertake no responsibility to advise you of any change in United States federal income tax laws or the application or interpretation thereof that could affect our opinion.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to us in the Registration Statement under the caption “Legal Matters” and in the Prospectus and the Prospectus Supplement. By giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Troutman Sanders LLP